Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-132418) pertaining to the 2003 and 2006 Stock Option and Incentive Plans of Eagle Test Systems, Inc. of our reports dated December 3, 2007 with respect to the consolidated financial statements and schedule of Eagle Test Systems, Inc. and the effectiveness of internal control over financial reporting of Eagle Test Systems, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2007.
/s/  Ernst & Young LLP
Chicago, Illinois
December 3, 2007

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